AMENDMENT NO. 25
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment (the “Amendment”) dated July 16, 2012, amends the Master Investment Advisory Agreement (the “Agreement”), dated May 1, 2000, between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to (i) remove Invesco V.I. Leisure Fund, Invesco V.I. Capital Appreciation Fund and Invesco V.I. Capital Development Fund; and (ii) change the name of the following series portfolios: Invesco V.I. Basic Value Fund to Invesco Van Kampen V.I. Value Opportunities Fund, Invesco V.I. Dividend Growth Fund to Invesco V.I. Diversified Dividend Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund to Invesco V.I. Equally Weighted S&P 500 Fund, Invesco Van Kampen V.I. Global Value Equity Fund to Invesco V.I. Global Core Equity Fund, Invesco Van Kampen V.I. Capital Growth Fund to Invesco Van Kampen V.I. American Franchise Fund and Invesco Van Kampen V.I. Mid Cap Value Fund to Invesco Van Kampen V.I. American Value Fund;
     NOW, THEREFORE, the parties agree that:
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Effective Date of
Name of Fund	Advisory Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Diversified Income Fund	May 1, 2000
Invesco V.I. Global Health Care Fund	April 30, 2004
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000
Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Utilities Fund	April 30, 2004
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. High Yield Securities Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. American Franchise Fund	February 12, 2010
Invesco Van Kampen V.I. American Value Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010

Effective Date of
Name of Fund	Advisory Agreement
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Core Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Value Opportunities Fund	September 10, 2001
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco V.I. Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*
To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco Van Kampen V.I. Value Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Over $250 million	0.60%

Invesco V.I. Diversified Income Fund

Net Assets	Annual Rate
First $250 million	0.60%
Over $250 million	0.55%
Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%
Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%
Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%
Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%

Invesco V.I. Mid Cap Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco V.I. Money Market Fund

Net Assets	Annual Rate
First $250 million	0.40%
Over $250 million	0.35%
Invesco V.I. Utilities Fund

Net Assets	Annual Rate
All Assets	0.60%
Invesco V.I. Diversified Dividend Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%
Invesco Van Kampen V.I. Global Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco V.I. High Yield Securities Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco Van Kampen V.I. American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $500 billion	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%
Invesco Van Kampen V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%
Invesco Van Kampen V.I. Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%
Invesco Van Kampen V.I. American Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65	%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)